EXHIBIT 99.1

Contacts:	Samantha Moore	Stephanie Wakefield
	Director, Global Public Relations	Director, Investor Relations
	650-385-5259	650-385-5261
	smoore@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS 41 PERCENT LICENCE-REVENUE GROWTH
Achieves all-time record quarterly and annual revenues and earnings
REDWOOD CITY, Calif., January 26, 2006 — Informatica Corporation (NASDAQ: INFA), a leading provider of data integration software, today announced financial results for the fourth quarter ended December 31, 2005.
     Revenues for the fourth quarter of 2005 were $79.8 million, up 33 percent from $60.0 million recorded in the fourth quarter of 2004. Net income for the fourth quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $13.6 million or $0.14 per diluted share, compared to a net loss of $98.7 million or $1.14 per share in the fourth quarter of 2004. Non-GAAP net income for the fourth quarter of 2005 was $14.7 million or $0.16 per diluted share, up over 166 percent from $5.2 million or $0.06 per diluted share in the fourth quarter of 2004.
     For the year ended December 31, 2005, revenues were $267.4 million, up 22 percent from $219.7 million recorded in 2004. GAAP net income in 2005 was $33.8 million or $0.37 per diluted share, compared to a net loss of $104.4 million or $1.22 per share in 2004. Non-GAAP net income for 2005 was $39.3 million or $0.43 per diluted share, up over 168 percent from $13.7 million or $0.16 per diluted share in 2004.
     Non-GAAP net income excludes charges related to facilities restructurings and the amortization of acquired technology, intangible assets and stock-based compensation. A reconciliation of non-GAAP operating results and GAAP results is included in the financial statements attached below.

     “At the beginning of 2005, we outlined our strategy to become the dominant leader in the data integration market: grow beyond the traditional data warehousing market, expand across all geographic regions, strengthen our partnerships and deliver technology innovations to best address our customers’ requirements,” said Sohaib Abbasi, chairman and CEO of Informatica. “Executing on our strategy, in 2005, Informatica achieved the best results in the company’s history with record non-GAAP operating margins of 15 percent in the fourth quarter. With our validated strategy, we are confident that we have substantial room for continued growth in the data integration market.”
     Significant milestones achieved since November include:
•	Signed repeat business with 243 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included ABN AMRO, Advanced Micro Devices, American Electric Power, American Healthways, Commerzbank, Charles Schwab, DaimlerChrysler, Daiwa Securities America, General Electric, Guidant, Pfizer, Toyota Communications, Wachovia Corporation, and XM Satellite Radio.

•	Signed 88 new customers. Informatica increased its customer base this quarter to 2,411 companies. New customers included America Life, China Development Bank, Chiquita Brands, Federal-Mogul Corporation, Fresenius Medical Care, Korea Electric Power Corporation, New York City Department of Corrections, Philadelphia Stock Exchange, Prime Therapeutics, and Yamaha Motor Corporation.

•	Delivered PowerCenter 8 release. On December 16, 2005, Informatica delivered the FCS version of PowerCenter 8. PowerCenter 8, generally available in April 2006, offers near-universal access to enterprise data, unparalleled advancements in enterprise scalability and performance, and breakthrough capabilities delivering greater developer productivity.

•	Elected Chuck Robel to board of directors. A 26-year veteran of PricewaterhouseCoopers, Chuck Robel brings a wide range of experience in finance, corporate governance, accounting, mergers and acquisitions as well as technology strategy to the Informatica board.

•	Named the ETL market leader by Gartner. For the fourth year in a row, Gartner named Informatica the worldwide revenue leader in ETL in 2004. Informatica captured 25 percent of the ETL market, highlighting a strong revenue increase from 2003, driven by an expanded footprint of data integration outside of traditional data warehousing.

•	Voted best for enterprise data integration by DM Review magazine. For the second year in a row, readers of DM Review magazine have named Informatica the industry’s top vendor in enterprise data integration. Informatica was awarded the prestigious DM Review 2005 Readership Award by subscribers who were asked to rank vendors on the quality of products used in their organizations and their satisfaction with those products.
     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of operating margin, net income and net income per share. These measures are adjusted to exclude the charges and expenses discussed above and in the attached supplemental consolidated statements of operations. The company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating margin, net income or net income per share prepared in accordance with generally accepted accounting principles in the United States.
     Informatica will be discussing its fourth quarter and full year 2005 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 92251799.

About Informatica
     Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software and services. Using Informatica products, companies gain greater business value by integrating all their information assets. More than 2,400 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of any complexity and scale. For more information, call 650-385-5000 (1-800-970-1179 in the U.S.), or visit www.informatica.com.
     This press release contains forward-looking statements relating to the opportunities for growth in the data integration market and the anticipated timing and impact of Informatica’s planned release of PowerCenter 8. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; (3) the ability of PowerCenter 8 to interoperate with hardware and software technologies that are developed and maintained by third parties; (4) market confusion that could result from changes to the company’s product packaging and pricing as a result of the introduction of PowerCenter 8; (5) any delay in the completion, launch, delivery or availability of PowerCenter 8; and (6) any potential defects that Informatica could discover in PowerCenter 8 after it begins to market and sell the product to its customers, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-Q for the quarter ended September 30, 2005, which is on file with the SEC and is available on the company’s investor relations website at www.informatica.com. All information provided in this release is as of January 26, 2006, and Informatica undertakes no duty to update this information.
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Note: Informatica and PowerCenter are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners. The development, release and timing of any Informatica product described in this release remain at the sole discretion of Informatica. This release should not be relied upon in making a purchasing decision.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2005			December 31, 2004
	GAAP	Adjustments*	Non-GAAP	GAAP	Adjustments*	Non-GAAP
Revenues:
License	$38,955	$—	$38,955	$27,707	$—	$27,707
Service	40,883	—	40,883	32,339	—	32,339

Total revenues	79,838	—	79,838	60,046	—	60,046

Cost of revenues:
License	1,758	—	1,758	1,326	—	1,326
Service	13,385	(4)	13,381	10,201	(12)	10,189
Amortization of acquired technology	226	(226)	—	582	(582)	—

Total cost of revenues	15,369	(230)	15,139	12,109	(594)	11,515

Gross profit	64,469	230	64,699	47,937	594	48,531

Operating expenses:
Research and development	11,101	(22)	11,079	11,757	(183)	11,574
Sales and marketing	36,072	(23)	36,049	27,184	(55)	27,129
General and administrative	5,337	—	5,337	5,139	(2)	5,137
Amortization of intangible assets	47	(47)	—	47	(47)	—
Facilities restructuring charges	781	(781)	—	102,963	(102,963)	—

Total operating expenses	53,338	(873)	52,465	147,090	(103,250)	43,840

Income (loss) from operations	11,131	1,103	12,234	(99,153)	103,844	4,691
Interest income and other, net	2,029	—	2,029	1,262	—	1,262

Income (loss) before income taxes	13,160	1,103	14,263	(97,891)	103,844	5,953
Income tax provision (benefit)	(393)	—	(393)	798	—	798

Net income (loss)	$13,553	$1,103	$14,656	$(98,689)	$103,844	$5,155

Net income (loss) per share:
Basic	$0.15		$0.17	$(1.14)		$0.06

Diluted	$0.14		$0.16	$(1.14)		$0.06

Weighted shares used to compute net income (loss) per share:
Basic	87,651		87,651	86,565		86,565

Diluted	94,163		94,163	86,565		88,834

     • The following table summarizes the Non-GAAP adjustments for the respective periods presented:

	Three Months Ended
	December 31,
	2005	2004
Net income (loss), GAAP:	$13,553	$(98,689)
Amortization of acquired technology	226	582
Amortization of intangible assets	47	47
Amortization of stock-based compensation	49	252
Facilities restructuring charges	781	102,963

Net income, Non-GAAP	$14,656	$5,155

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Year Ended			Year Ended
	December 31, 2005			December 31, 2004
	GAAP	Adjustments*	Non-GAAP	GAAP	Adjustments*	Non-GAAP
Revenues:
License	$120,182	$—	$120,182	$97,941	$—	$97,941
Service	147,249	—	147,249	121,740	—	121,740

Total revenues	267,431	—	267,431	219,681	—	219,681

Cost of revenues:
License	4,465	—	4,465	3,778	—	3,778
Service	46,801	(41)	46,760	40,346	(48)	40,298
Amortization of acquired technology	922	(922)	—	2,322	(2,322)	—

Total cost of revenues	52,188	(963)	51,225	46,446	(2,370)	44,076

Gross profit	215,243	963	216,206	173,235	2,370	175,605

Operating expenses:
Research and development	42,585	(525)	42,060	51,322	(2,216)	49,106
Sales and marketing	118,770	(156)	118,614	94,900	(803)	94,097
General and administrative	20,583	(1)	20,582	20,755	78	20,833
Amortization of intangible assets	188	(188)	—	197	(197)	—
Facilities restructuring charges	3,683	(3,683)	—	112,636	(112,636)	—

Total operating expenses	185,809	(4,553)	181,256	279,810	(115,774)	164,036

Income (loss) from operations	29,434	5,516	34,950	(106,575)	118,144	11,569
Interest income and other, net	6,544	—	6,544	3,391	—	3,391

Income (loss) before income taxes	35,978	5,516	41,494	(103,184)	118,144	14,960
Income tax provision	2,174	—	2,174	1,220	—	1,220

Net income (loss)	$33,804	$5,516	$39,320	$(104,404)	$118,144	$13,740

Net income (loss) per share:
Basic	$0.39		$0.45	$(1.22)		$0.16

Diluted	$0.37		$0.43	$(1.22)		$0.16

Weighted shares used to compute net income (loss) per share:
Basic	87,242		87,242	85,812		85,812

Diluted	92,083		92,083	85,812		88,583

     • The following table summarizes the Non-GAAP adjustments for the respective periods presented:

	Year Ended
	December 31,
	2005	2004
Net income (loss), GAAP:	$33,804	$(104,404)
Amortization of acquired technology	922	2,322
Amortization of intangible assets	188	197
Amortization of stock-based compensation	723	2,989
Facilities restructuring charges	3,683	112,636

Net income, Non-GAAP	$39,320	$13,740

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$76,545	$88,941
Short-term investments	185,649	152,160
Accounts receivable, net	50,533	42,535
Prepaid expenses and other current assets	9,342	7,837

Total current assets	322,069	291,473

Restricted cash	12,166	12,166
Property and equipment, net	21,026	20,063
Goodwill and intangible assets, net	85,229	85,125
Other assets	532	941

Total assets	$441,022	$409,768

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other current liabilities	$45,185	$42,352
Deferred revenue	69,748	55,225
Accrued facilities restructuring charges	18,718	20,080

Total current liabilities	133,651	117,657

Accrued facilities restructuring charges, less current portion	75,815	89,171
Deferred revenue	8,167	7,218
Other long-term liabilities	659	—

Stockholders’ equity	222,730	195,722

Total liabilities and stockholders’ equity	$441,022	$409,768

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Year Ended
	December 31,
	2005	2004
Operating activities
Net income (loss)	$33,804	$(104,404)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,156	9,229
Provision for doubtful accounts and accounts receivable reserve	350	5
Amortization of stock-based compensation	723	3,358
Amortization of acquired technology and other intangible assets	1,144	2,519
Non-cash facilities restructuring charges	3,683	21,556
Investment impairment charge	—	500
Loss on disposal of property and equipment	42	32
Changes in operating assets and liabilities:
Accounts receivable	(8,348)	(8,165)
Prepaid expenses and other assets	(3,596)	(2,876)
Accounts payable and other current liabilities	3,804	(4,437)
Accrued facilities restructuring charges	(18,299)	94,084
Deferred revenue	15,472	11,131

Net cash provided by operating activities	37,935	22,532

Investing activities
Purchases of property and equipment, net	(9,913)	(12,515)
Purchases of investments	(227,132)	(217,849)
Sales and maturities of investments	193,586	205,782

Net cash used in investing activities	(43,459)	(24,582)

Financing activities
Proceeds from issuance of common stock	21,503	13,298
Repurchases and retirement of common stock	(26,500)	(6,118)

Net cash provided by (used in) financing activities	(4,997)	7,180

Effect of foreign currency translation	(1,875)	908

Increase (decrease) in cash and cash equivalents	(12,396)	6,038
Cash and cash equivalents at beginning of period	88,941	82,903

Cash and cash equivalents at end of period	$76,545	$88,941